EXHIBIT 23.1

CONSENT of GRANT THORNTON LLP

We have issued our report dated January 21, 2004, accompanying the consolidated financial statements of SnapGear, Inc. and Subsidiary on Form 8-K/A for the year ended June 30, 2003 and for the period from October 1, 2001 (Inception) to June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of CyberGuard Corporation and Subsidiaries on Forms S-8 (File No.’s 333-87347, 33-88446, 33-88448, 333-50042, 333-58262, 333-73852) and Form S-3 (File No. 333-110960).

/s/ Grant Thornton LLP

Salt Lake City, Utah

February 2, 2004